                                  Exhibit 12
                      Dime Bancorp, Inc. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)



                                    For the Nine Months
                                           Ended                                     For the Year Ended
                                       September 30,                                    December 31,
                                  ------------------------   ------------------------------------------------------------------
                                     2000         1999           1999          1998         1997         1996           1995
                                  ---------   ------------   -----------   -----------   ----------    ----------    ----------
Excluding Interest on Deposits
Earnings:
    Income before income
     taxes and extraordinary
     items                        $   83,177    $  287,983    $  386,452    $  354,622   $  198,208    $  154,240    $  109,912
    Fixed charges:
     Interest expense on
      borrowed funds                 389,502       254,643       358,607       347,825      340,394       358,187       423,058
     Portion of rent expense
      deemed representative
      of the interest
      factor(1)                       12,651        11,305        15,579        13,078        7,903         5,906         6,662
                                  ----------    ----------    ----------   -----------   ----------    ----------    ----------
       Total fixed charges           402,153       265,948       374,186       360,903      348,297       364,093       429,715
                                  ----------    ----------    ----------   -----------   ----------    ----------    ----------
Total earnings                    $  485,330    $  553,931    $  760,638     $ 715,525   $  546,505    $  518,333    $  539,627
                                  ==========    ==========    ==========   ===========   ==========    ==========    ==========

Ratio of earnings to fixed
 charges                               1.21x         2.08x         2.03x         1.98x        1.57x         1.42x         1.26x

Including Interest on Deposits
Earnings:
    Income before income
     taxes and extraordinary
     items                        $   83,177    $  287,983    $  386,452   $   354,622   $  198,208    $  154,240    $  109,912
    Fixed charges:
     Interest expense on
      borrowed funds                 389,502       254,643       358,607       347,825      340,394       358,187       423,053
     Interest expense on
      deposits                       400,491       354,111       482,006       545,827      559,359       531,216       524,452
     Portion of rent expense
      deemed representative
      of the interest
      factor(1)                       12,651        11,305        15,579        13,078        7,903         5,906         6,662
                                  ----------    ----------    ----------    ----------   ----------    ----------    ----------
       Total fixed charges           802,644       620,059       856,192       906,730      907,656       895,309       954,157
                                  ----------    ----------    ----------    ----------   ----------    ----------    ----------
Total earnings                    $  885,821    $  908,042    $1,242,644    $1,261,352   $1,105,864    $1,049,549    $1,064,079
                                  ==========    ==========    ==========    ==========   ==========    ==========    ==========
Ratio of earnings to fixed
 charges                               1.10x         1.46x         1.45x         1.39x        1.22x         1.17x         1.12x

-----------------
(1) Represents one-third of total rent expense.

                                  Exhibit 12
                      Dime Bancorp, Inc. and Subsidiaries
        Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                             (Dollars in thousands)

                                                     For the Nine Months
                                                           Ended                              For the Year Ended
                                                        September 30,                               December 31,
                                                    -------------------- ----------- ----------------------------------------------
                                                       2000       1999       1999       1998       1997       1996       1995
                                                    -------------------- ----------- ----------------------------------------------
Excluding Interest on Deposits
Earnings:
 Income before income taxes and
  extraordinary items                               $  83,177 $  287,983  $  386,452  $  354,622  $  198,208  $  154,240  $  109,912
 Fixed charges and preferred stock dividends:
  Fixed charges:
   Interest expense on borrowed funds                 389,502    254,643     358,607     347,825     340,394     358,187     423,053
   Portion of rent expense deemed representative
    of the interest factor(1)                          12,651     11,305      15,579      13,078       7,903       5,906       6,662
                                                   ----------- ---------- ----------- ----------- ----------  ----------  ----------
     Total fixed charges                              402,153    265,948     374,186     360,903     348,297     364,093     429,715
 Preferred stock dividends                              1,474         --          --          --          --          --          --
                                                   ----------- ---------- ----------- ----------- ----------  ----------  ----------
     Total fixed charges and preferred
      stock dividends                                 403,627    265,948     374,186     360,903     348,297     364,093     429,715
                                                   ----------- ---------- ----------- ----------- ----------  ----------  ----------
 Total earnings                                    $  486,804 $  553,931  $  760,638  $  715,525  $  546,505  $  518,333  $  539,627
                                                   =========== ==========  ===========  ========== =========  ==========  ==========

 Ratio of earnings to fixed charges and preferred
 stock dividends                                        1.21x      2.08x       2.03x       1.98x       1.57x       1.42x       1.26x

 Including Interest on Deposits
 Earnings:
  Income before income taxes and
   extraordinary items                              $  83,177 $  287,983  $  386,452  $  354,622  $  198,208  $  154,240  $  109,912
 Fixed charges and preferred stock dividends:
  Fixed charges:
   Interest expense on borrowed funds                 389,502    254,643     358,607     347,825     340,394     358,187     423,053
   Interest expense on deposits                       400,491    354,111     482,006     545,827     559,359     531,216     524,452
   Portion of rent expense deemed representative
    of the interest factor(1)                          12,651     11,305      15,579      13,078       7,903       5,906       6,662
                                                   ----------- ---------- ----------- ----------- ----------  ----------  ----------
     Total fixed charges                              802,644    620,059     856,192     906,730     907,656     895,309     954,167
   Preferred stock dividends                            1,474         --          --          --          --          --          --
                                                   ----------- ---------- ----------- ----------- ----------  ----------  ----------
     Total fixed charges and preferred
      stock dividends                                 804,118    620,059     856,192     906,730     907,656     895,309     954,167
                                                   ----------- ---------- ----------- ----------- ----------  ----------  ----------
 Total earnings                                     $ 887,295  $ 908,042  $1,242,644  $1,261,352  $1,105,864  $1,049,549  $1,064,073
                                                   =========== ========== =========== =========== ==========  ==========   =========

 Ratio of earnings to fixed charges and preferred
  stock dividends                                      1.10x      1.46x       1.45x       1.39x       1.22x       1.17x       1.12x


 ___________________
(1) Represents one-third of total rent expense.